[Logo]
                                                    Level 3 Communications, Inc.
                                                             1025 Eldorado Blvd.
                                                            Broomfield, CO 80021
                                                                  www.Level3.com


                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE


Level 3 Contacts:
Media:            Josh Howell                     Investors:         Robin Grey
                  720/888-2517                                     720/888-2518

                  Paul Lonnegren
                  720/888-6099



                 Level 3 Communications Announces Amendments to
   "Modified Dutch Auction" Tender Offers for a Portion of its Debt Securities

          Tender Offers Increased to Maximum of $2.86 Billion Aggregate
                         Face Amount of Debt at Maturity


     BROOMFIELD, Colo., October 9, 2001 - Level 3 Communications, Inc. (Nasdaq:LVLT) today announced that Level 3 Finance, LLC ("Level 3 Finance"), its first tier, wholly owned subsidiary, has amended the "Modified Dutch Auction" tender offers for a portion of Level 3 Communications, Inc.'s ("Level 3") senior debt and convertible debt securities, which were commenced on September 10, 2001.

     Level 3 Finance has amended its tender offers to provide that it is now offering to purchase for cash, at prices determined by a "Modified Dutch Auction" procedure within the amended purchase price ranges set forth in the table below, the following amended principal amount or principal amount at maturity of Level 3's 9 1/8% Senior Notes due 2008, 10 1/2% Senior Discount Notes due 2008, 10 3/4% Senior Notes due 2008, 11 1/4% Senior Notes due 2010, 11% Senior Notes due 2008, 11 1/4% Senior Notes due 2010, 12 7/8% Senior Discount Notes due 2010, 6% Convertible Subordinated Notes due 2009 and 6% Convertible Subordinated Notes due 2010.

A separate offer is being made with respect to each series of Notes.

                                                            Maximum Amount Sought
                                Maximum Principal Amount       as Percentage of       Purchase Price Range
                                  or Principal Amount         Outstanding as of     per $1,000 (or Euro1,000)
       Series of Notes             at Maturity Sought              08/31/01             Principal Amount
9 1/8% Notes                       up to $725 million                36%                  $350 to $450
10 1/2% Discount Notes*            up to $125 million                15%                  $210 to $250
10 3/4% Euro Notes                 up to Euro300 million             60%                  Euro370 to Euro440
11 1/4% Euro Notes                 up to Euro200 million             67%                  Euro370 to Euro440
11% Notes                          up to $450 million                56%                  $380 to $480
11 1/4% Notes                      up to $150 million                60%                  $370 to $460
12 7/8% Discount Notes*            up to $100 million                15%                  $150 to $180
2009 Convertible Notes             up to $525 million                76%                  $190 to $220
2010 Convertible Notes             up to $325 million                39%                  $190 to $220
* Principal amount at maturity

     The funds required for Level 3 Finance to consummate the tender offers have been contributed to Level 3 Finance by Level 3 from its available cash.

     The purchase price ranges listed above are per $1,000 (or Euro1,000 in the case of the Euro Notes) principal amount or principal amount at maturity in the case of the Discount Notes. The revised maximum aggregate principal amount (or principal amount at maturity, as applicable) listed above for a series of Notes is referred to as the "Offer Amount" for that series.

     Under the "Modified Dutch Auction" procedure, Level 3 Finance will accept tendered Notes in each offer in the order of the lowest to the highest tender prices specified by tendering holders within the applicable revised price range for the applicable series of Notes, and will select the single lowest price so specified (with respect to such series, the "Purchase Price") that will enable Level 3 Finance to purchase the Offer Amount for that series (or, if less than the Offer Amount for that series are tendered, all Notes of that series so tendered). Level 3 Finance will pay the same Purchase Price for all Notes of a given series that are tendered at or below the Purchase Price for that series, upon the terms and subject to the conditions of the applicable offer, including the proration terms for that offer.

     Level 3 has extended the expiration date of the tender offer for each series of Notes until 11:59 p.m., New York City time, on October 22, 2001, unless that offer is further extended. Tendered Notes may be withdrawn at any time prior to the applicable expiration date. As of the close of business on October 8, 2001, the following principal amounts (or principal amounts at maturity, as applicable) of Notes have been validly tendered:



                                           Principal Amount or Principal
                                                      Amount
            Series of Notes                 at Maturity Validly Tendered
9 1/8% Notes                                        $241,115,000
10 1/2% Discount Notes*                             $273,236,000
10 3/4% Euro Notes                                  Euro21,430,000
11 1/4% Euro Notes                                  Euro2,112,000
11% Notes                                           $141,634,000
11 1/4% Notes                                       $50,592,000
12 7/8% Discount Notes*                             $109,803,000
2009 Convertible Notes                              $85,485,000
2010 Convertible Notes                              $58,739,000
* Principal amount at maturity


     In the event that the amount of any series of Notes, other than the 2009 Convertible Notes and the 2010 Convertible Notes, tendered on or prior to the expiration date for that offer at or below the applicable Purchase Price exceeds the Offer Amount for that series then, subject to the terms and conditions of the applicable offer, Level 3 Finance will accept for payment such Notes of that series as follows. First, Level 3 Finance will accept for payment all Notes of that series that are tendered at prices below the applicable Purchase Price. Next, Level 3 Finance will accept for payment such Notes of that series that are tendered at the applicable Purchase Price on a pro rata basis from among the tendered Notes of that series.

     In the event that the amount of either series of Convertible Notes validly tendered (and not withdrawn) prior to the applicable expiration date at or below the applicable Purchase Price exceeds the Offer Amount for that series of Convertible Notes then, under and subject to the amended terms and conditions of the applicable Convertible Note offer, Purchaser will accept for payment such Convertible Notes of that series that are validly tendered (and not withdrawn) at or below the applicable Purchase Price on a pro rata basis from among such tendered Convertible Notes of that series.

     The terms and conditions of each offer are set forth in Level 3 Finance's Offer to Purchase, dated September 10, 2001, as supplemented on September 25, 2001 and as further supplemented on October 9, 2001. Subject to applicable law, Level 3 Finance may, in its sole discretion, waive any condition applicable to any tender offer or extend or terminate or otherwise amend any offer.

     No offer is conditioned on the consummation of any other offer, and no offer has as a condition that a minimum principal amount (or principal amount at maturity, as applicable) of Notes be tendered in that offer. The consummation of the tender offer for each series of Notes remains subject to certain conditions, which are described in the Offer to Purchase.

     This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities, with respect to any series of Notes. The tender offers may only be made pursuant to the terms of the Offer to Purchase and the accompanying Letter of Transmittal, in each case as supplemented.

     Salomon Smith Barney and J.P. Morgan Securities Inc. are acting as dealer managers and Mellon Investor Services LLC is both the information agent and the depositary in connection with the tender offers. Copies of the Offer to Purchase, Letter of Transmittal and related documents may be obtained from the information agent at Mellon Investor Services LLC, 44 Wall Street, 7th Floor, New York, New York 10005, at (917) 320-6286 (banks and brokers) or (888) 788-1979 (toll free). Additional information concerning the terms of the tender offers, including all questions relating to the mechanics of the offers, may be obtained by contacting Salomon Smith Barney at (800) 558-3745 (toll-free) or
(212) 723-6106 (call collect) or J.P. Morgan Securities Inc. at (800) 245-8812 (toll-free) or (212) 270-1100 (call collect).

About Level 3 Communications
Level 3 Communications, Inc. (Nasdaq:LVLT) is a global communications and information services company offering a wide selection of services including IP services, broadband transport, colocation services and the industry's first Softswitch based services. Its Web address is www.Level3.com.

Forward Looking  Statement
     Some of the statements made by Level 3 and Level 3 Finance, LLC in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: substantial capital requirements; development of effective internal processes and systems; the ability to attract and retain high quality employees; changes in the overall economy; technology; the number and size of competitors in its markets; law and regulatory policy; and the mix of products and services offered in the company's target markets. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

                                                       -30-